Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion and/or incorporation by reference in the Registration Statement of Oxygen Biotherapeutics, Inc. on Form S-8 (No. 333-167175) and related prospectuses as well as the Registration Statements of Oxygen Biotherapeutics, Inc. on Form S-3 (No. 333-165733, No. 333-187441, No. 333-187888 and No. 333-191579) and on Form S-1 (No. 333-187466) of our audit report dated November 13, 2013, with respect to the financial statements of Phyxius Pharma, Inc., which report appears in this Current Report on Form 8-K/A of Oxygen Biotherapeutics, Inc.

/s/ WithumSmith+Brown, PC

New York, New York
January 22, 2014